                                                                 Exhibit (p.11)




                                 CODE OF ETHICS

I. STATEMENT OF GENERAL PRINCIPLES ------------------------------------------2


II.
DEFINITIONS -----------------------------------------------------------------3


III. GOVERNING LAWS, REGULATIONS AND PROCEDURES -----------------------------7


IV. CONFIDENTIALITY OF TRANSACTIONS -----------------------------------------8


V. ETHICAL STANDARDS --------------------------------------------------------8

   A. INVESTMENT ACTIVITIES RELATED TO THE FUND -----------------------------8
   B. CONFLICTS -------------------------------------------------------------8
   C. OBLIGATION TO COMPLY WITH LAWS AND REGULATIONS ------------------------9
   D. SELECTION OF BROKER-DEALERS -------------------------------------------9
   E. SUPERVISORY RESPONSIBILITY --------------------------------------------9
   F. ACCOUNTABILITY --------------------------------------------------------9

VI. EXEMPTED TRANSACTIONS --------------------------------------------------10

VII. RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES -------------------------10

   A. GENERAL --------------------------------------------------------------10
   B. PRE-CLEARANCE --------------------------------------------------------10
   C. RESTRICTIONS ON PURCHASE OF INITIAL PUBLIC OFFERINGS -----------------11
   D. RESTRICTIONS ON PURCHASE OF LIMITED OFFERINGS ------------------------12
   E. BLACKOUT PERIODS -----------------------------------------------------12
   F. BAN ON SHORT-TERM TRADING PROFITS ------------------------------------12
   G. VIOLATIONS OF THIS POLICY WILL BE SUBJECT TO AUTOMATIC DISGORGEMENT --13
   H. GIFTS ----------------------------------------------------------------13
   I. SERVICES AS A DIRECTOR -----------------------------------------------13
   J. NAKED OPTIONS --------------------------------------------------------13
   K. SHORT SALES ----------------------------------------------------------13
   L. PERMITTED EXCEPTION --------------------------------------------------13

VIII. COMPLIANCE
PROCEDURES -----------------------------------------------------------------13

   A. DISCLOSURE OF PERSONAL HOLDINGS---------------------------------------14
   B. DUPLICATE TRADE CONFIRMATION STATEMENTS AND ACCOUNT STATEMENTS--------14
   C. QUARTERLY REPORTING---------------------------------------------------14
      1) Access Persons and Advisory Representatives------------------------14
      2) Exclusions---------------------------------------------------------15
      3) Disinterested Directors--------------------------------------------15
   D. CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS-----------------------16

IX. TRANSACTIONS IN ING FUND SHARES ----------------------------------------16

   A.    APPLICABILITY OF ARTICLE IX ---------------------------------------16
   B.    COMPLIANCE WITH PROSPECTUS ----------------------------------------16
   C.    TRANSACTIONS REQUIRED TO BE THROUGH AN APPROVED PLAN OR CONTRACT --17
   D.    30-DAY HOLDING PERIOD FOR ING FUND SHARES -------------------------17
   E.    PRE-CLEARANCE OF TRANSACTIONS IN ING FUND SHARES ------------------17
   F.    REPORTING OF TRANSACTIONS IN ING FUND SHARES ----------------------18
   G.    DISINTERESTED DIRECTORS /CONSULTANTS ------------------------------18
   H.    QUESTIONS TO CHIEF COMPLIANCE OFFICER -----------------------------19
   I.    REVIEW BY CHIEF COMPLIANCE OFFICER --------------------------------19
   J.    MINIMUM SANCTIONS -------------------------------------------------19

X. SANCTIONS ---------------------------------------------------------------19

   A. GENERALLY ------------------------------------------------------------19
   B. PROCEDURES -----------------------------------------------------------19

XI. MISCELLANEOUS PROVISIONS -----------------------------------------------20

   A. RECORDS --------------------------------------------------------------20
   B. CONFIDENTIALITY ------------------------------------------------------21
   C. INTERPRETATION OF PROVISIONS -----------------------------------------21
   D. EFFECT OF VIOLATION OF THIS CODE -------------------------------------21

XII. EXHIBITS --------------------------------------------------------------22

  EXHIBIT A ----------------------------------------------------------------22
         Procedures to Control the Flow and Use of Material Non-public Information in Connection With Securities Activities --------------22
  EXHIBIT B ----------------------------------------------------------------24
         DESIGNATED PERSONS ABLE TO PROVIDE PRE-CLEARANCE-------------------24 EXHIBIT C-1 --------------------------------------------------------------25
         SAMPLE LETTER TO BROKERAGE FIRM (1)--------------------------------25
  EXHIBIT C-2 --------------------------------------------------------------26
         SAMPLE LETTER TO BROKERAGE FIRM (2)--------------------------------26
  EXHIBIT D ----------------------------------------------------------------27
         ANNUAL CERTIFICATION OF CODE OF ETHICS COMPLIANCE------------------27 EXHIBIT E ----------------------------------------------------------------28
         CERTIFICATION REGARDING EXEMPTION FROM CERTAIN REPORTING
         REQUIREMENTS OF THE ING CODE OF ETHICS ---------------------------- EXHIBIT F ----------------------------------------------------------------32
         INITIAL CERTIFICATION OF CODE OF ETHICS ---------------------------32

I. STATEMENT OF GENERAL PRINCIPLES

Each of (i) ING Partners, Inc. (the "Fund"), (ii) ING Life Insurance and Annuity Company (ILIAC), a registered investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"), which serves as the investment adviser for the Fund, and (vi) ING Financial Advisers ("IFA"), a registered broker-dealer under the Securities Exchange Act of 1934, as amended ("the Exchange Act"), which serves as the principal underwriter for the Fund (hereinafter, ILIAC and IFA, collectively "Fund Affiliates") hereby adopt this Code of Ethics (hereinafter, "Code"), pursuant to Section 17(j) of the Investment Company Act of 1940, as amended ("the 1940 Act") and Rule 17j-1 promulgated thereunder by the Securities and Exchange Commission ("SEC").

In general, Rule 17j-1 imposes an obligation on registered investment companies, investment advisers and principal underwriters to adopt written codes of ethics covering the securities activities of certain directors, officers, and employees. This Code is designed to ensure that: (i) those individuals who have access to information regarding the portfolio securities activities of registered investment company clients and other advisory clients, do not intentionally use information concerning such clients' portfolio securities activities for his or her personal benefit and to the detriment of such clients and (ii) Access Persons and Employees of the Fund and the Fund Affiliates do not engage in improper trading of shares of the Fund (ING Fund Shares"). A sub-adviser of the Fund (and the sub-adviser's Access Persons and employees) shall be subject to this Code unless the boards of directors of the Fund ("Board") have approved a separate code of ethics for that sub-adviser (a "Sub-Adviser Code"). In reviewing and approving a Sub-Adviser Code, the Board shall, in addition to making the findings required by Rule 17j-1, consider whether the Sub-Adviser Code has provisions reasonably designed to detect and deter improper trading by Sub-Adviser Employees in shares of the portfolios of the Fund sub-advised by it. It is not the intention of this Code to prohibit personal securities activities by Access Persons and Employees, but rather to prescribe rules designed to prevent actual and apparent conflicts of interest. While it is not possible to define and prescribe all-inclusive rules addressing all possible situations in which conflicts may arise, this Code sets forth the policies of the Funds and Fund Affiliates regarding conduct in those situations in which conflicts are most likely to develop.

Rule 17j-1(b)(1)-(4)  specifically states:

It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

    (1) To employ any device, scheme or artifice to defraud the Fund;

    (2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

    (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

    (4) To engage in any manipulative practice with respect to the Fund.

In discharging his or her obligations under the Code, every Access Person and Employee should adhere to the following general fiduciary principles governing personal investment activities:

  A. Every Access Person or Employee should at all times scrupulously place the interests of the Fund's shareholders and advisory clients ahead of his or her own interests with respect to any decision relating to personal investments.

  B. No Access Person or Employee should take inappropriate advantage of his or her position with a Fund, or with the Fund Affiliates as the case may be, by using knowledge of any Fund transactions to his or her personal profit or advantage.

  C. Every Access Person and Employee should at all times conform to the Policies and Procedures to Control The Flow And Use Of Material Non-Public Information In Connection With Securities Activities, a copy of which is attached as EXHIBIT A and is incorporated by reference into this Code.

II. DEFINITIONS

This Code places directors, officers and employees of the Fund and Fund Affiliates into several categories, and imposes varying requirements by category appropriate to the sensitivity of the positions included in the category. As used herein and unless otherwise indicated, the following terms shall have the meanings set forth below.

        "ACCESS PERSONS": includes:

        (i) any director, officer, general partner or Advisory Person of the Fund or the Adviser; who with respect to the Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Securities being made by the investment adviser to the Fund; and

        (ii) any director or officer of IFA who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Securities by the Fund, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Securities.

        This definition includes, but is not limited to, the following individuals: Portfolio Managers, Investment Personnel, and certain Employees of the Fund's Administrator in the Operations, Finance and Accounting/Compliance Department.

        "ADVISERS": "ILIAC", a registered adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"), which serves as the investment adviser for the Fund and sub-advisers subject to this Code.

        "ADVISORY PERSON": includes any Employee of the Fund, the Advisers or IFA (or of any company in a control relationship to the Fund or the Advisers) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales. This term also includes any natural persons in a control relationship with the Fund or investment adviser who obtains information concerning recommendations made to the Fund regarding the purchase or sale of SECURITIES. This definition also includes Shared Employees.

        "ADVISORY REPRESENTATIVES": means any officer or director of the Advisers; or any Employee of the Advisers who, in connection with his or her regular functions or duties, makes any recommendation, who participates in the determination of which recommendation should be made or whose functions or duties relate to the determination of which recommendation shall be made.

        "AUTOMATIC DISGORGEMENT": Where a violation results from a transaction which can be reversed prior to settlement such transaction should be reversed, with the cost of the reversal being borne by the Covered Person; or if reversal is impractical or impossible, then any profit realized on such short-term investment, net of brokerage commissions but before tax effect, shall be disgorged to the appropriate Fund, or if no Fund is involved then to a charity designated by the relevant Advisers.

        "BEING CONSIDERED FOR PURCHASE OR SALE": means, with respect to any security, that a recommendation to purchase or sell such security has been made and communicated or, with respect to the person making the recommendation, such person seriously considers making such recommendation.

        "BENEFICIAL OWNERSHIP": generally has the same meaning as under Section 16 of the Exchange Act and Rule 16a-1(a)(2) under the Act, as having or sharing, directly or indirectly, through any contract arrangement, understanding, relationship, or otherwise, a direct or indirect "pecuniary interest" in the security.

          i) "Pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in securities.

          ii)   "Indirect pecuniary interest" includes, but is not limited to:
                (a) a general partner's proportionate interest in portfolio securities held by a general or limited partnership; (b) a person's right to dividends that is separated or separable from the underlying securities (otherwise, a right to dividends alone will not constitute a pecuniary interest in securities); (c) a person's interest in securities held by a trust; (d) a person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable; and (e) a performance-related fee, other than an asset based fee, received by any broker, dealer, bank, insurance company, investment company, investment manager, trustee, or person or entity performing a similar function, with certain exceptions.

          iii) A person's Beneficial Ownership interest ordinarily extends to securities held in the name or for the benefit of (a) a spouse, minor children, or significant other, (b) another relative resident in the Covered Person's home, or (c) an unrelated person in circumstances that suggest a sharing of financial interests, such as when the Covered Person makes a significant contribution to the financial support of the unrelated person (or vice versa) or they share in the profits of each other's securities transactions. "Significant others" are two people who share the same primary residence, share living expenses, and are in a committed relationship in which they intend to remain indefinitely. For interpretive purposes, a person who resides with the Covered Person and is referred to as the "boyfriend" or "girlfriend" of the Covered Person would be presumed to be a significant other, while a person referred to as the Covered Person's "roommate" would not, absent a demonstration to the contrary. Any questions about whether a particular person is covered in the definition of beneficial ownership should be directed to the Chief Compliance Officer.

        Important Note: Covered Persons are reminded that all information about the Fund and the Fund Affiliates which they acquire in their capacity as Employees or Access Persons is proprietary and confidential to the Fund and the Fund affiliates, and communication of this information to friends, family, or any other individual is strictly prohibited, regardless of any determination of beneficial ownership under this provision.

        "CONTROL": shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

        "COVERED PERSON": means any person subject to the Code, including any Access Person or Employee. The individuals included as Covered Persons may vary for different provisions of the Code, and certain provisions may provide a special definition of Covered Persons for purposes of those provisions.

        "DESIGNATED PERSON": means, the Chief Compliance Officer or a member of the Chief Compliance Officer's staff appointed as such.

        "DISINTERESTED DIRECTOR": means a director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

        "EMPLOYEE": means any employee of the Fund or Fund Affiliates who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Securities by the Fund.

        "FUNDS" OR "FUND": means ING Partners, Inc.

        "ING FUNDS": means investment companies registered under the 1940 Act for which ILIAC serves as the investment adviser. This includes ING Partners, Inc.

        "ING INSURANCE COMPANY": means insurance companies that are part of ING Groep N.V.

        "INVESTMENT PERSONNEL": includes any Employee who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Fund, or any natural person in a control relationship to the Fund and includes the following individuals: all Portfolio Managers of the Fund, the Portfolio support staff and traders who provide information and advice to any such Portfolio Managers or who assist in the execution of such Portfolio Managers' decisions and all Finance Department staff of the Adviser or the Fund's Administrator.

        "PERSONAL SECURITIES HOLDINGS" OR "PERSONAL SECURITIES TRANSACTIONS": means, with respect to any person, any Security Beneficially Owned, or any Security purchased or otherwise acquired, or sold or otherwise disposed of by such person, including any Security in which such person has, or by reason of such transaction acquires or disposes of, any direct or indirect Beneficial Ownership in such Security, and any account over which such person has discretion; provided, however, that such terms shall not include any holding or transaction in a Security held in or effectuated for an account over which such person does not have any direct or indirect influence and has certified these facts to the Chief Compliance Officer, in a manner satisfactory to the Chief Compliance Officer, and updates this certification annually and as long as all holdings and transactions in the account are reported in accordance with the provisions of ARTICLE VIII.A. (Disclosure of Personal Holdings) and Article VIII.B. (Duplicate Trade Confirmation Statements and Account Statements). Personal Securities Transactions shall include all Securities or commodity interests regardless of the dollar amount of the transaction or whether the sale is in response to a tender offer.

        "PORTFOLIO MANAGER": means any Employee of a Fund or the Advisers who is entrusted with the direct responsibility and authority to make investment decisions affecting a Fund or Managed Account, and who, therefore, may be best informed about such Fund's or account's investment plans and interests.

        "RELATED PERSONS": persons in whose holdings or transactions a Covered Person has a beneficial ownership interest.

        "SECURITY": includes any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities, or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency. Securities also includes shares of closed-end investment companies, various derivative instruments such as ELKs, LEAPs and PERCs, exchange traded funds such as SPDR's, CUBE's, WEB's, HOLDR's, iShare's, Viper's and Diamonds, limited partnership interests and private placement common or preferred stocks or debt instruments. Commodity interests, which includes futures contracts, and options on futures. or any other type of commodity interest which trades on any exchange, shall also be included in this Code's definition of Security. Commodity interests in agricultural or industrial commodities, such as agricultural products or precious metals, are not covered under this Code. Security includes any certificate or interest, participation in, temporary or interim certificate for, receipt for, guarantee of or warrant or right to subscribe to or purchase, or of the foregoing.

        Security does not include shares of registered open-end investment companies, securities issued by the government of the United States and any options or futures thereon, bankers' acceptances, bank certificates of deposit and time deposits, commercial paper, repurchase agreements, and such other money market instruments as designated by the board of directors/trustees of such Fund, Please note that while shares of the ING Funds that are open-end funds are not defined as "Securities" under the Code, transactions in shares of these Funds are governed by Article IX of the Code.

        "SECURITY HELD OR TO BE ACQUIRED" by a Fund means:

            1. any Security which, within the most recent fifteen (15) days,

                a. is or has been held by such Fund, or

                b. is being or has been considered by such Fund for purchase for such Fund.

            2. any option to purchase or sell, and any security convertible into or exchangeable for a Security described in paragraph (a) above.

        "SHARED EMPLOYEE": means any Employee who is a Shared Employee by virtue of a Shared Employee arrangement or other writing.

III. GOVERNING LAWS, REGULATIONS AND PROCEDURES

All Employees shall have and maintain knowledge of and shall comply strictly with all applicable Federal and State laws and all rules and regulations of any governmental agency or self-regulatory organization governing his or her activities.

Every Employee will be given a copy of the Code of Ethics at the time he or she is designated as an Access Person and is required to submit a statement, at least annually, that he or she has reviewed the Code.

Each Employee shall comply with all laws and regulations relating to the use of material non-public information. Trading on "inside information" of any sort, whether obtained in the course of research activities, through a client relationship or otherwise, is strictly prohibited. All Employees shall comply strictly with procedures established by the Fund and the Advisers to ensure compliance with applicable Federal and State laws and regulations of governmental agencies and self-regulatory organizations. The Employees shall not knowingly participate in, assist, or condone any acts in violation of any statute or regulation governing securities matters, nor any act, which would violate any provision of this Code or any rules adopted thereunder.

Each Employee having supervisory responsibility shall exercise reasonable supervision over Employees subject to his or her control with a view to preventing any violation by such of the provisions of the Code.

Any Employee encountering evidence that acts in violation of applicable statutes or regulations or provisions of the Code of Ethics have occurred shall report such evidence to a Designated Person or the Board of each fund.

IV. CONFIDENTIALITY OF TRANSACTIONS

All information relating to the Fund or pertaining to any studies or research activity is confidential until publicly available. Whenever statistical information or research is supplied to or requested by the Fund, such information must not be disclosed to any persons other than persons designated by the Designated Person or the Board of the Fund or the Advisers. If a Fund is considering a particular purchase or sale of a security, this must not be disclosed except to such duly authorized persons.

Any Employee authorized to place orders for the purchase or sale of Securities on behalf of the Fund shall take all steps reasonably necessary to provide that all brokerage orders for the purchase and sale of Securities for the account of the Fund, will be so executed as to ensure that the nature of the transactions shall be kept confidential until the information is reported to the SEC or the Fund's shareholders in the normal course of business.

If any Employee or Access Person should obtain information concerning the Fund (including consideration of acquiring or recommending any security for such portfolios), whether in the course of such person's duties or otherwise, such person shall respect the confidential nature of this information and shall not divulge it to anyone unless it is properly part of such person's services to the Fund to do so or such person is specifically authorized to do so by the Designated Person of the Fund. No Access Person or Employee shall disclose any non-public information relating to a client's portfolio or transactions or to the investment recommendations of the Advisers, nor shall any Access Person or Employee disclose any non-public information relating to the business or operations of the Fund or Fund Affiliates unless properly authorized to do so.

V. ETHICAL STANDARDS

    A. INVESTMENT ACTIVITIES RELATED TO THE FUND

          All Access Persons, in making any investment recommendations or in taking any investment action, shall exercise diligence and thoroughness, and shall have a reasonable and adequate basis for any such recommendations or actions.

   B. CONFLICTS

          All Access Persons shall conduct themselves in a manner consistent with the highest ethical standards. They shall avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest, with the Fund, or which may otherwise be detrimental to the interest of a Fund. Therefore, no Access Person shall undertake independent practice for compensation in competition with the Fund.

          Every Employee or Access Person of the Fund who owns beneficially, directly or indirectly, 1/2 of 1% or more of the stock of any corporation is required to report such holdings to the President of the Fund and the Chief Compliance Officer.

    C. OBLIGATION TO COMPLY WITH LAWS AND REGULATIONS

          Every Access Person shall acquire and maintain knowledge of, and shall comply strictly with, all applicable federal and state laws and all rules and regulations of any governmental agency or self-regulatory organization governing such Access Person's activities. In addition, every Access Person shall comply strictly with all procedures established by the Fund or Fund Affiliates to ensure compliance with such laws and regulations. Access Persons shall not knowingly participate in, assist or condone any acts in violation of any law or regulation governing Securities transactions, nor any act that would violate any provision of this Code.

    D. SELECTION OF BROKER-DEALERS

          Any Employee having discretion as to the election of broker-dealers to execute transactions in Securities for the Fund shall select broker-dealers solely on the basis of the services provided directly or indirectly by such broker-dealers as provided in the registration statements for the Fund. An Employee shall not directly or indirectly, receive a fee or commission from any source in connection with the sale or purchase of any security for the Fund.

          In addition, Employees shall take all actions reasonably calculated to ensure that they engage broker-dealers to transact business with the Fund whose partners, officers and Employees, and their respective affiliates, will conduct themselves in a manner consistent with the provisions of Article V.

    E. SUPERVISORY RESPONSIBILITY

          Every Access Person having supervisory responsibility shall exercise reasonable supervision over employees subject to his or her control in order to prevent any violation by such persons of applicable laws and regulations, procedures established by the Fund or Fund Affiliates, as the case may be, or the provisions of this Code.

    F. ACCOUNTABILITY

          Reports of Possible Violations - Any Access Person encountering evidence of any action in violation of provisions of this Code shall report such evidence to the Chief Compliance Officer. The Chief Compliance Officer may assign a Designated Person to investigate matters brought to his or her attention. The Chief Compliance Officer, will report all material violations to the Fund's Disinterested Directors. If, as a result of fiduciary obligations to other persons or entities, an Access Person believes that he or she is unable to comply with certain provisions of this Code, such Access Person shall so advise the Designated Person of the Fund or the Advisers, for which such person is an Access Person in writing and shall set forth with reasonable specificity the nature of his or her fiduciary obligations and the reasons why such Access Person believes that he or she cannot comply with the provisions of the Code.

VI. EXEMPTED TRANSACTIONS

The provisions of Article VII of this Code shall not apply as follows:

    1. To purchases or sales effected in any account over which a Covered Person has no direct or indirect influence or control;

    2. To purchases or sales which are non-volitional on the part of either the Access Person or the Fund;

    3. To purchases which are part of an automatic dividend reinvestment plan or employee stock purchase plan;

    4. To purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

    5. The provisions of Article VII of this Code (other than Article VII.A) shall not apply to a Disinterested Director.

    6. The provisions of Article VII and Article VIII.B of this Code shall not apply to Access Persons who are Shared Employees so long as he or she is subject to substantially similar provisions through his/her other employer, as determined by the Chief Compliance Officer.

    7. The exemptions provided in this Article VI do not apply to Article IX.

VII. RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

    A. GENERAL

          No Access Person shall purchase or sell, directly or indirectly or for any account over which an Access Person has discretion, any Security (including both publicly traded and private placement Securities), in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which he or she knows or should have known at the time of such purchase or sale (i) is being considered for purchase or sale by the Fund; or (ii) is being purchased or sold by the Fund.

    B. PRE-CLEARANCE

          Every Employee and Access Person ("Covered Person") must pre-clear all Personal Securities Transactions with the Compliance Department. In order to receive pre-clearance for Personal Securities Transactions, the Covered Person must complete and submit a Personal Trading Approval form. A member of the Compliance Department is available each business day to respond to pre-clearance requests. Covered Persons are directed to identify:

            1. the subject of the transaction and the number of shares and principal amount of each security involved,

            2. the date on which the Covered Person desires to engage in the subject transaction;

            3. the nature of the transaction (i.e., purchase, sale, private placement, or any other type of acquisition or disposition);

            4. the approximate price at which the transaction will be effected;
               and

            5. the name of the broker, dealer, or bank with or through whom the transaction will be effected.

          When granted, clearance authorizations will be identified by authorization number and will be effective until the end of that calendar day (or in the case of a private placement purchase, the closing of the private placement transaction Pre-clearance may be obtained by providing a completed Personal Trading Approval form to a Designated Person for authorization. The current list of Designated Persons of the Advisers who are authorized to provide pre-clearance trade approval is attached as EXHIBIT B. Questions regarding pre-clearance procedures should be directed to the Compliance Department.

          In determining whether to grant approval of Personal Securities Transactions of Investment Personnel who desire to purchase or otherwise acquire Securities in private placement transactions conducted pursuant to Section 4(2) of the Securities Act, the appropriate Designated Person will consider, among other factors, whether the investment opportunity presented by such private placement offering should be reserved for an investment company and its shareholders and whether the opportunity is being offered to an individual by virtue of his position with the Fund. Immediately upon learning of such Fund's subsequent consideration. In such circumstances, the Fund's decision to purchase Securities of such issuer will be subject to an independent review

          Compliance of transactions with this Code by Access Persons may depend on the subsequent investment activities of the Fund. Therefore, pre-clearance approval of a transaction by the Designated Person does not necessarily mean the transaction complies with the Code.

    C. RESTRICTIONS ON PURCHASE OF INITIAL PUBLIC OFFERINGS

            1. No Investment Personnel (or Employee who is a Registered
               Representative) may directly or indirectly acquire Beneficial Ownership in any securities in an initial public offering without first obtaining prior written approval from the Chief Compliance Officer. For the purpose of this provision, "initial public offering" means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

            2. The Chief Compliance Officer shall not grant approval for any
               Investment Personnel (or Employee who is a Registered Representative) to acquire Beneficial Ownership in any securities in an initial public offering, except as permitted by NASD Rule 2790. Among other transactions, Rule 2790 permits the purchase of securities in an initial public offering that qualifies as an "issuer-directed" offering either (i) to a specific list of purchasers, or (ii) as part of a spin-off or conversion offering, all in accordance with the provisions of Rule 2790.

    D. RESTRICTIONS ON PURCHASE OF LIMITED OFFERINGS

          No Investment Personnel may directly or indirectly acquire Beneficial Ownership in any securities in a "limited offering" (sometimes referred to as a "private placement") except after receiving prior written approval from the Chief Compliance Officer. In all such instances, the Investment Personnel shall provide the Chief Compliance Officer with the full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Investment Personnel's activities on behalf of advisory clients). Any Investment Personnel who has obtained prior approval and made an investment in a limited offering must disclose in writing to the Chief Compliance Officer immediately upon learning of the Fund's subsequent consideration of an investment in the issuer by the Fund. If the Investment Personnel plays a part in any subsequent consideration of an investment in the issuer by the Fund, the Fund's decision to purchase securities of the limited offering issuer will be subject to an independent review by Investment Personnel with no investment in the issuer. For this purpose, a "limited offering" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or 4(6) thereof, or pursuant to Regulation D thereunder.

    E. BLACKOUT PERIODS

            1. No Access Person or Employee may execute any Personal Securities
               Transaction on a day during which the Fund has a pending "buy" or "sell" order in that same security until such order is executed or withdrawn.

            2. Any purchase or sale of any Personal Security Holding by a
               Portfolio Manager which occurs within seven (7) calendar days (exclusive of the day of the relevant trade) from the day the Fund he or she manages trades in such security will be subject to Automatic Disgorgement. This seven-day blackout period also applies to any portfolio support staff member who recommends the purchase or sale of the particular security to the Fund's Portfolio Manager.

    F. BAN ON SHORT-TERM TRADING PROFITS

          Investment Personnel may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Personal Securities Holding within sixty (60) calendar days, unless such Investment Personnel have requested and obtained an exemption from this provision from the Compliance Department with respect to a particular transaction.

    G. VIOLATIONS OF THIS POLICY WILL BE SUBJECT TO AUTOMATIC DISGORGEMENT

          This prohibition shall not apply to any transaction in index futures, index options, including WEB's, SPDR's or similar baskets of portfolio securities.

    H. GIFTS

          Investment Personnel may not receive any fee, commission, gift or other thing, or services, having a value of more than $100.00 each year from any person or entity that does business with or on behalf of the Fund.

    I. SERVICES AS A DIRECTOR

          Investment Personnel may not serve on the boards of directors of publicly traded companies, unless

            1. the individual serving as a director has received prior authorization from the appropriate Designated Person based upon a determination that the board service would be consistent with the interests of the Fund and their shareholders and

            2. policies and procedures have been developed and maintained by the
               Boards that are designed to isolate the individual from those making investment decisions (an "Ethical Wall").

    J. NAKED OPTIONS

          Investment Personnel are prohibited from engaging in naked options transactions. Transactions under any incentive plan sponsored by the Fund Affiliates are exempt from this restriction.

    K. SHORT SALES

          Short sales of Securities by Investment Personnel are prohibited.

    L. PERMITTED EXCEPTION

          Purchases and sales of the following securities are exempt from the restrictions set forth in paragraphs A, D, and E above if such purchases and sales comply with the pre-clearance requirements of paragraph B above and are:

            1. Equity Securities of a company with a market capitalization in excess of $10 billion, when transactions are for 3000 shares or less, or

            2. $10,000 per calendar month or less, whichever is lesser.

VIII. COMPLIANCE PROCEDURES

Any person filing a required holdings or transaction report under this Article VIII may include a statement that the report will not be construed as an admission that such person has any direct or indirect beneficial ownership of any securities covered by the report. Each report shall be submitted to the Chief Compliance Officer. The Compliance Officer shall review each report received and report to the Board as required in Section X.

    A. DISCLOSURE OF PERSONAL HOLDINGS

          All Access Persons (other than Disinterested Directors) must disclose all Securities holdings upon commencement of employment and thereafter on an annual basis. Initial reports shall be made within 10 days of hire or within 10 days of becoming an Access Person. Annual disclosure shall be made by January 30th of each year. The initial and annual reports are required to include the TITLE, NUMBER OF SHARES AND PRINCIPAL AMOUNT OF EACH SECURITY, THE EXCHANGE TICKER SYMBOL OR CUSIP NUMBER, THE DATE OF REPORT SUBMISSION, the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities (not limited to Securities as defined by this Code) were held for the direct or indirect benefit of the Access Person.

    B. DUPLICATE TRADE CONFIRMATION STATEMENTS AND ACCOUNT STATEMENTS

          All Access Persons (other than Disinterested Directors) must cause duplicate trading confirmations for all Securities transactions and copies of periodic statements for all Securities accounts to be sent to the Compliance Department. A form letter that may be used to direct brokerage firms maintaining such accounts to send duplicate trade confirmations to the Compliance Department is attached as EXHIBIT C-1 and EXHIBIT C-2.

    C. QUARTERLY REPORTING

          All Access Persons (except as provided below) must prepare (and report as required below) a quarterly report identifying any new accounts that were opened or any existing accounts that have been closed. This report shall contain the following information:

          1. The name of the broker, dealer or bank with or through whom the new account was opened and the date on which the account was opened.

          2. The name of the broker, dealer or bank with or through whom the account was closed, the account number of the closed account and the date on which the account was closed.

          In addition, Quarterly Transaction Reports are required as described below:

              1) ACCESS PERSONS AND ADVISORY REPRESENTATIVES

          Except as provided below, all Access Persons and Advisory Representatives must prepare a quarterly report of all Personal Securities Transactions in Securities no later than 10 days following the end of each quarter in which such Personal Securities Transactions were effected. Rule 17j-1(d)(1) under the 1940 Act requires such reports from Access Persons and Rule 204-2 under the Advisers Act requires such reports from "advisory representatives" (as defined in Rule 204-2(a)(12) and (13)). Compliance by Access Persons and Advisory Representatives with the reporting requirements set forth herein will constitute compliance with the reporting requirements of both the 1940 Act and the Advisers Act. An Access Person who is also an Advisory Representative may satisfy this reporting requirement by providing the report to the compliance department of the Advisers. The Quarterly Transaction Reports must state:

          i) the title, exchange ticker symbol or CUSIP number , the number of shares and principal amount of each Security (as well as the interest rate and maturity date, if applicable) involved;

          ii) the trade date and nature of the transactions (i.e., purchase, sale, private placement, or other acquisition or disposition);

          iii) the price of the Security at which each transaction was effected; and

          iv) the name of the broker, dealer or bank with or through which each transaction was effected; and

          v)   the date the report is submitted.

              2)   EXCLUSIONS

          Quarterly Transaction reports are not required to include any Personal Securities Transaction effected in any account over which the Access Person or Advisory Representative has no direct or indirect influence or control and has certified these facts to the Chief Compliance Officer, in a manner satisfactory to the Chief Compliance Officer, and updates this certification annually and as long as all holdings and transactions in the account are reported in accordance with the provisions of Article VIII.A. (Disclosure of Personal Holdings) and
          Article VIII.B. (Duplicate Trade Confirmation Statements and Account Statements) In addition the report is not required to include shares of registered open-end investment companies (except for ING Fund Shares as provided in Article IX), securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements.

              3) DISINTERESTED DIRECTORS

          Disinterested Directors do not have to provide a quarterly report identifying any new accounts that were opened or any existing accounts that have been closed. However, Disinterested Directors must submit a quarterly report containing the information set forth in subsection
          (1) above only with respect to those transactions for which such person knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in Securities that are otherwise subject to Access Person reporting requirements, the Fund had purchased or sold such Securities or was actively considering the purchase or sale of such Securities. Disinterested Directors are not required to submit a report containing the information set forth in subsection (1) above with respect to purchases or sales that are non-volitional on the part of such persons, such as transactions in an account over which such person has delegated discretionary trading authority to another person.

    D. CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

          All Access Persons and Employees will be provided with a copy of this Code upon his or her appointment as an Access Person of the Fund or Fund Affiliate, as the case may be, and any amendments thereto and must certify annually that they have read and understand this Code, and that they recognize that they are subject to the terms and provisions hereof. Further, all Access Persons including all Directors must certify by January 30th of each year that they have complied with the requirements of this Code for the prior calendar year.

IX. TRANSACTIONS IN ING FUND SHARES

    A. APPLICABILITY OF ARTICLE IX

            1. The following restrictions and requirements apply to all purchases and sales of shares of ING Funds other than exchange traded closed-end funds ("ING Fund Shares") and all holdings of ING Fund Shares by Access Persons and Employees ("Covered Persons") or in which they have a beneficial ownership interest ("Covered Transactions" or "Covered Holdings"), except as provided below. Covered Transactions and Covered Holdings include transactions and holdings by any person in whose transactions or holdings the Covered Person has a Beneficial Ownership interest (as defined in Article II of the Code) ("Related Persons").

            2. These restrictions and requirements (except for the reporting requirements of Paragraph F) do not apply to purchases of ING Fund Shares through (1) an automatic dividend reinvestment plan or (2) through any other automatic investment plan, automatic payroll deduction plan where the allocation has been in effect for 30 days, or other automatic plan approved by the Chief Compliance Officer.

            3. Covered Persons must provide the Chief Compliance Officer with a list of his or her Related Persons (and the name and location of the relevant account) who hold ING Fund Shares. The list shall be updated to reflect changes on a quarterly basis.

    B. COMPLIANCE WITH PROSPECTUS

          All Covered Transactions in ING Fund Shares must be in accordance with the policies and procedures set forth in the Prospectus and Statement of Additional Information for the relevant Fund, including but not limited to the Fund's policies and procedures relating to short term trading and forward pricing of securities.

    C. TRANSACTIONS REQUIRED TO BE THROUGH AN APPROVED PLAN OR CONTRACT

            1. Exchanges among ING Funds acquired prior to May 1, 2004 and held in retirement, pension, deferred compensation and similar accounts that are required to be maintained by third party administrators ("Outside Plans"), are permitted, provided that the Covered Person informs the Chief Compliance Officer of these holdings of ING Fund Shares in the Outside Plan and cooperates with the Chief Compliance Officer in requiring the administrator for the Outside Plan to provide the Chief Compliance Officer with duplicate account statements reflecting all transactions in ING Fund Shares effected in the Plan (an Outside Plan as to which such arrangements have been made is referred to as an "Approved Outside Plan.").

            2. Exchanges among ING Funds portfolios that are part of an insurance contract ("Insurance Contracts"), provided that the Covered Person informs the Chief Compliance Officer of these holdings in the Insurance Contract and cooperates with the Chief Compliance Officer in requiring the insurance company for the Insurance Contract to provide the Chief Compliance Officer with duplicate account statements reflecting all transactions in ING Fund portfolios effected in the Insurance Contract (an Insurance Contract as to which such arrangements have been made is referred to as an "Approved Insurance Contract.").

    D. 30-DAY HOLDING PERIOD FOR ING FUND SHARES.

            1. All Covered Persons (or Related Persons) must hold any investment in ING Fund Shares for a minimum of 30 calendar days. This provision does not apply to shares of money market funds or other funds designed to permit short term trading. The 30-day holding period is measured from the time of the most recent purchase of shares of the relevant ING Fund by the Covered Person or any of his or her Related Persons.

            2. The Chief Compliance Officer may grant exceptions to the 30-day holding period Such exceptions will only include redemptions following death or permanent disability if made within one year of death or the initial determination of permanent disability, mandatory distributions from a tax-deferred retirement plan or IRA or for redemptions pursuant to an approved withdrawal plan.

            3. Exceptions to the 30-day holding period granted to Investment
               Personnel must be reported by the Chief Compliance Officer to the relevant Fund Board on a quarterly basis.

            4. Exceptions to the 30-day holding period will not relieve any sale of ING Fund Shares from the application of any redemption fee that would apply to any other investor redeeming ING Fund Shares in similar circumstances.

    E. PRE-CLEARANCE OF TRANSACTIONS IN ING FUND SHARES.

            1. All purchases and sales of ING Fund Shares by Covered Persons (or
               Related Persons) must be pre-cleared by the Chief Compliance Officer, in accordance with the procedures set forth in Article VII.B of the Code. When granted, clearance authorizations will be effective only for that day.

            2. Pre-clearance requests must be accompanied by

                 a. a representation of all transactions in ING Fund Shares of the Fund which is the subject of the pre-clearance by the Covered Person (or Related Person) in the previous 30 days which includes the dates for all transactions;

                 b. a certification by the Covered Person that he or she is not in possession of nonpublic information that, if publicly known, would likely have a material effect on the net asset value per share of the relevant Fund at the time of the trade (material for this purpose means one cent or more per share). Any questions the Covered Person may have regarding materiality should be directed to in-house legal counsel.

            3. In determining whether to grant the pre-clearance request, the
               Chief Compliance Officer should review the proposed trade to determine whether the trade is conformity with the Fund's policies and procedures as disclosed in the prospectus and with the restrictions of the Code, including the restrictions imposed by this Article IX.

    F. REPORTING OF TRANSACTIONS IN ING FUND SHARES

            1. Access Persons must report all their holdings of ING Fund Shares and all their Covered Transactions in ING Fund Shares in accordance with the procedures set forth in Article VIII of the Code, provided that Access Persons are excused from the quarterly reporting requirements of Article VIII.C as to transactions in:

                 a. any ING Fund Shares held by an ING Insurance Company or an
                    Approved Outside Plan or Approved Insurance Contract in the name of the Access Person or persons identified in the list referred to in Article IX.A.3., and

                 b. any ING Fund Shares held in any other account for which duplicate trading confirmations and copies of periodic statements reflecting holdings of any transactions of ING Fund Shares are received by the Compliance Department within 10 days following the end of each quarter.

            2. For ING Fund Shares held in Approved Outside Plans or Insurance
               Contracts, the Chief Compliance Officer may extend the time periods for reporting upon a showing that the information is not available on the same schedule.

    G. DISINTERESTED DIRECTORS /CONSULTANTS

          The requirements of subsections C, D. E and F of this Section IX shall not apply to Disinterested Directors/Consultants, except that such persons may be asked periodically to sign the certification attached as EXHIBIT D to certify that they have complied with this Code.

    H. QUESTIONS TO CHIEF COMPLIANCE OFFICER

          Covered Persons should direct any questions or doubt about how the Code of Ethics applies to a particular transaction in ING Fund Shares to the Chief Compliance Officer.

    I. REVIEW BY CHIEF COMPLIANCE OFFICER

          The Chief Compliance Officer or a member of his or her staff will review compliance with this Article IX and will report violations, together with the sanction imposed, to the relevant Board at its next quarterly meeting.

    J. MINIMUM SANCTIONS

          The minimum sanction for a violation of the provisions of this Article IX shall be disgorgement of any profit made in connection with the violation.

X. SANCTIONS

    A. GENERALLY

          The Code is designed to assure compliance with applicable law and to maintain shareholder confidence in the Fund, the Advisers, and IFA. In adopting this Code, it is the intention of the Board, the Advisers, and IFA to attempt to achieve 100% compliance with all requirements of the Code, but it is recognized that this may not be possible. Incidental failures to comply with the Code are not necessarily a violation of the law.

          The Designated Person shall investigate and report all apparent violations of the Code to the Chief Compliance Officer. If the Compliance Officer determines that an Access Person has violated any provision of this Code, he or she may impose such sanctions as he or she deems appropriate, including, without limitation, one or more of the following: warnings, periods of "probation" during which all personal investment activities (except for specifically approved liquidations of current positions), a letter of censure, suspension with or without pay, termination of employment, or Automatic Disgorgement of any profits realized on transactions in violation of this Code. Any profits realized on transactions in violation of Sections D and E of Article VII of this Code shall be subject to Automatic Disgorgement.

    B. PROCEDURES

          Upon discovering that a Covered Person has violated any provision of this Code, the Chief Compliance Officer shall report the violation, the corrective action taken, and any sanctions imposed to the relevant entity's board of directors. If a transaction in Securities of a Designated Person is under consideration, a senior officer of the relevant Fund or Fund Affiliate, as the case may be, shall act in all respects in the manner prescribed herein for a Designated Person.

XI. MISCELLANEOUS PROVISIONS

    A. RECORDS

          The Fund, IFA and the Advisers shall maintain records at its principal place of business and shall make these records available to the Securities and Exchange Commission or any representative of the Commission to the extent set forth below, and may maintain such records under the conditions described in Rule 31a-2(f)(1) under the 1940:

          i) a copy of this Code and any other code of ethics which is, or at any time within the past five (5) years has been, in effect; shall be preserved in an easily accessible place;

          ii) a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

          iii) a copy of reports made by Covered Persons pursuant to this Code, including reports of or information provided in lieu of these reports, and reports of transactions in ING Fund Shares that were held during the relevant period, shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which the statement is provided, the first two years in an easily accessible place;

          iv) a copy of each report disclosing Personal Securities Holdings and holdings of ING Fund Shares of Covered Persons, made pursuant to this Code, shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which the report is made;

          v) a list of all persons who are, or within the past five (5) years have been, required to pre-clear Personal Securities Transactions or transactions in ING Fund Shares or make reports disclosing Personal Securities Holdings pursuant to this Code, or who are or were responsible for reviewing these reports, and each list of Related Persons provided to the Chief Compliance Officer pursuant to Article IX.A.B and must be maintained in an easily accessible place;

          vi) a record of all written acknowledgements of the receipt of the Code and any amendments for each person who is currently, or within the past five years was, a supervised person of the Advisers. Supervised persons are the Adviser's partners, officers, directors, Employees as well as other persons who provide advice on behalf of the Adviser and are subject to the Adviser's supervision and control - ss. 202(a)(25).

          vii) a record of any decision, and the reasons supporting the decision, to approve the acquisition of securities in an IPO or Limited Offering for at least 5 years after the end of the fiscal year in which the approval was granted.

          viii) a copy of each report required by paragraph (c)(2)(ii) of Rule 17j-1. Paragraph (c)(2)(ii) of Rule 17j-1 requires that a written report to be provided to the board of directors, no less than annually, that describes any issues arising under this Code or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations. Such a report must also certify that the Funds and the Advisers, as applicable, have adopted procedures reasonably necessary to prevent Covered Persons from violating the Code. A copy of such a report must be maintained for a period not less than five (5) years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

    B. CONFIDENTIALITY

          All pre-clearance requests pertaining to Personal Securities Transactions, reports disclosing Personal Securities Holdings, and any other information filed pursuant to this Code shall be treated as confidential, but are subject to review as provided in the Code, review by the Securities and Exchange Commission and other regulators and self-regulatory organizations, and such internal review as may be requested by the Board of the relevant Fund.

    C. INTERPRETATION OF PROVISIONS

          Each Fund's or Adviser's board of directors may from time to time adopt such interpretation of this Code as such board deems appropriate.

    D. EFFECT OF VIOLATION OF THIS CODE

          In adopting Rule 17j-1, the SEC specifically noted, in Investment Company Act Release No. IC-11421, that a violation of any provision of a particular code of ethics, such as this Code, would not be considered a per se unlawful act prohibited by the general anti-fraud provisions of this Rule. In adopting this Code, it is not intended that a violation of this Code necessarily is or should be considered to be a violation of Rule 17j-1.

XII. EXHIBITS

                                    EXHIBIT A

          PROCEDURES TO CONTROL THE FLOW AND USE OF MATERIAL NON-PUBLIC
              INFORMATION IN CONNECTION WITH SECURITIES ACTIVITIES

The reputation for integrity and high ethical standards in the conduct of its affairs of the ING Life Insurance and Annuity Company and ING Financial Advisers LLC ("ING") is of paramount importance to all of us. To preserve this reputation, it is essential that all transactions in securities are effected in conformity with securities laws and in a manner, which avoids the appearance of impropriety. In particular, it is a long-standing policy of ING that if an employee of ING or any of its subsidiaries or affiliated investment companies possesses material non-public information about a public company, the employee may not trade in or recommend trading in the securities of that company nor disclose such information to another person, whether within or outside the ING organization, except in fulfillment of a legitimate business objective of ING. Violations of this policy may result in severe civil and criminal penalties under the Federal securities laws, as well as disciplinary action by ING. Employees should refer to ING's Code of Conduct for a complete statement of these policies.

Material non-public information is information not known to the public that: (1) might reasonably be expected to affect the market value of securities and (2) influence investor decisions to buy, sell or hold securities. It is not possible to define with precision what constitutes "material" information. However, advance information about the following:

    o a merger, acquisition or joint venture;

    o a stock split or stock dividend;

    o earnings or dividends of an unusual nature;

    o the acquisition or loss of a significant contract;

    o a significant new product or discovery;

    o a change in control or a significant change in management;

    o a call of securities for redemption;

    o the public or private sale of a significant amount of additional securities;

    o the purchase or sale of a significant asset;

    o a significant labor dispute;

    o establishment of a program to make purchases of the issuer's own shares;

    o a tender offer for another issuer's securities; and

    o an event requiring the filing of a current report under the federal securities laws.

REPORTING MATERIAL NON-PUBLIC INFORMATION TO CHIEF COMPLIANCE OFFICER.

From time-to-time, a director, officer or employee of The Firm, may come into possession of material non-public information (of the type described above) about a company. If such information is obtained in connection with the performance of such person's responsibilities as a director, officer or employee of The Firm, then he or she must immediately report the information as follows:

1) A director, officer or employee, must report such information immediately to the Chief Compliance Officer, who is responsible for taking appropriate action, which may include restricting trading in the affected securities. Depending on the nature of such information, such director, officer or employee may have an ongoing duty to inform the Chief Compliance Officer of material changes in the information or the status of the transaction to which it relates to allow the Chief Compliance Officer to take appropriate action, including restricting or terminating restrictions on trading in the affected securities.

2) Such information need not be reported if, after reasonable inquiry, the director, officer or employee is satisfied that the Chief Compliance Officer has already received such information.

                                    EXHIBIT B

                DESIGNATED PERSONS ABLE TO PROVIDE PRE-CLEARANCE

Lauren Bensinger - Primary AZ

Rhonda Ervin

Kathy Hinck

Meryl Brown

Maryann White

                                   EXHIBIT C-1

                       SAMPLE LETTER TO BROKERAGE FIRM (1)
             TO ESTABLISH DUPLICATE CONFIRMS AND PERIODIC STATEMENTS

January 2, 1996

Merrill Lynch, Pierce, Fenner & Smith, Inc.
111 W. Ocean Blvd., 24th Floor
Long Beach, CA  90802

RE:   The Brokerage Account of Account Registration

Account No. Your Account Number
AE          Name of Your Registered Representative

Dear Ladies/Gentlemen:

In accordance with the policies of ING Life Insurance and Annuity Company, (ILIAC), a financial services firm with which I have become associated, effective immediately, please forward duplicate trade confirmations and periodic statements on the above-captioned accounts as follows:

                  ING Funds Services, LLC
                  ATTN:  LAUREN D. BENSINGER
                  VP & CHIEF COMPLIANCE OFFICER
                  7337 E. Doubletree Ranch Road
                  Scottsdale, AZ 85258

Sincerely,

Your Name

                                   EXHIBIT C-2

                       SAMPLE LETTER TO BROKERAGE FIRM (2)

             TO ESTABLISH DUPLICATE CONFIRMS AND PERIODIC STATEMENTS

Today's Date

BROKERAGE
ADDRESS
CITY, STATE ZIP

RE: The Brokerage Account of
    Account Registration

    Account No.  Your Account Number
    AE Name of Your Registered Representative


Dear Ladies/Gentlemen:

In accordance with the policies of ING Financial Advisers ("IFA"), an NASD member firm with which I have become associated, effective immediately, please forward duplicate trade confirmations and periodic statements on the above-captioned accounts as follows:

                           ING Funds Distributor, LLC.
               ATTN: LAUREN D. BENSINGER, CHIEF COMPLIANCE OFFICER
                          7337 E. Doubletree Ranch Road
                              Scottsdale, AZ 85258

Sincerely,

(Registered Representative's Signature)
-----------------------------------------------
Registered Representative's Name

                                    EXHIBIT D

                ANNUAL CERTIFICATION OF CODE OF ETHICS COMPLIANCE

                                ING MUTUAL FUNDS

(1) I AM FULLY FAMILIAR WITH THE EFFECTIVE CODE OF ETHICS ADOPTED BY EACH OF THE ING PARTNERS INC. FUND, ING LIFE INSURANCE AND ANNUITY COMPANY AND ING FINANCIAL ADVISERS, AND WILL COMPLY WITH SUCH CODE AT ALL TIMES DURING THE FORTHCOMING CALENDAR YEAR, AND

(2) I HAVE COMPLIED WITH THE PREVIOUS CODE AT ALL TIMES DURING THE PREVIOUS CALENDAR YEAR, EXCEPT AS OTHERWISE DOCUMENTED IN MY FILE, AND

(3) I HAVE, DURING THE PREVIOUS CALENDAR YEAR, DISCLOSED AND CONFIRMED ALL HOLDINGS AND TRANSACTIONS REQUIRED TO BE DISCLOSED OR CONFIRMED PURSUANT TO SUCH CODE.



      Name (print):





      Signature:





      Date:

                                    EXHIBIT F

            CERTIFICATION REGARDING EXEMPTION FROM CERTAIN REPORTING
                     REQUIREMENTS OF THE ING CODE OF ETHICS

Name: _____________________________________________



Position/Department: ______________________________



Article VI.A. of the ING Code of Ethics exempts transactions in "any account over which an Access Person has no direct or indirect influence or control" from the provisions regarding Restrictions on Personal Investing Activities in
Article VII of the Code. Article VIII.C.2. provides an exemption from quarterly transaction reporting requirements for such accounts.


To take advantage of the exemptions provided above, I hereby certify as follows:

1. I have no direct or indirect influence or control over any transaction effected in the following account(s):

--------------------------------------------------------------------------------
      Broker Dealer or Bank who holds discretion.              Account Number
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. I have attached accurate, full, and complete copies of all documents establishing the account(s) listed above, including any instructions or investment guidelines.

3. I will not communicate directly or indirectly with anyone who exercises discretion to effect transactions in the account(s), other than (a) the receipt of quarterly and annual account statements, (b) amendments to the account documentation, including to the investment guidelines (which amendments will promptly be provided to the Chief Compliance Officer), or (c) communications relating to ministerial non-investment-related matters.

4. I understand that in order to take advantage of these exemptions, I am still required to comply with the provisions of Article VIII.A. (Disclosure of Personal Holdings) and Article VIII.B. (Duplicate Trade Confirmation Statements and Account Statements) with respect to all holdings and transactions in these accounts.

5. I will provide such additional documents or information, as the Chief Compliance Officer shall request.



Signature: _________________________________           Date: ___________________

                                    EXHIBIT G



                     INITIAL CERTIFICATION OF CODE OF ETHICS









I am fully familiar with the effective code of ethics as adopted by each of the ING Partners, Inc. Fund, ING Life Insurance and Annuity Company, and ING Financial Advisers and will comply with such code at all times during the forthcoming calendar year.




Name (print):     _______________________________________



Signature:        _______________________________________



Date:             _______________________________________

[Logo] AMERICAN CENTURY INVESTMENTS

American          WORKING WITH INTEGRITY...
Century(R)

CODE OF ETHICS

-------------------------------------------------------------------------------
     Terms that are in BOLD ITALICS in the text are defined in Appendix 1.
-------------------------------------------------------------------------------

I.     PURPOSE OF CODE.
       The Code of Ethics was developed to guide the personal investment activities of American Century employees, officers and directors, including MEMBERS OF THEIR IMMEDIATE FAMILY. In doing so, it is intended to aid in the elimination and detection of personal securities transactions by American Century personnel that might be viewed as fraudulent or might conflict with the interests of our client portfolios. Primary among such transactions are the misuse for personal benefit of client trading information (so-called "front-running"), the misappropriation of investment opportunities that may be appropriate for investment by client portfolios, and excessive personal trading that may affect our ability to provide services to our clients.

       The Directors of American Century's registered investment companies (our "Fund Clients"(1)) who are not "interested persons" (the "Independent Directors") are covered under a separate Code applicable only to them.

II.    WHY DO WE HAVE A CODE OF ETHICS?

       A. INVESTORS HAVE PLACED THEIR TRUST IN AMERICAN CENTURY.

          AS INVESTMENT ADVISERS, AMERICAN CENTURY IS ENTRUSTED WITH THE ASSETS OF OUR CLIENTS FOR INVESTMENT PURPOSES. THIS FIDUCIARY RELATIONSHIP REQUIRES AMERICAN CENTURY PERSONNEL TO place the interests of our clients before their own and to avoid even the appearance of a conflict of interest. Persons subject to this Code must adhere to this general principle as well as comply with the Code's specific provisions. This is how we earn and keep our clients' trust. To protect this trust, we will hold ourselves to the highest ethical standards.

       B. AMERICAN CENTURY WANTS TO GIVE YOU FLEXIBLE INVESTING OPTIONS.

          Management believes that American Century's own mutual funds and other pooled investment vehicles provide a broad range of investment alternatives in virtually every segment of the securities market. We encourage American Century employees to use these vehicles for their personal investments. We do not encourage active trading by our employees. We recognize, however, that individual needs differ and that there are other attractive investment opportunities. As a result, this Code is intended to give you and your family flexibility to invest, without jeopardizing relationships with our clients.

          American Century employees are able to undertake personal transactions in stocks and other individual securities subject to the terms of this Code of Ethics. This Code of Ethics requires preclearance of all such transactions by Access, Investment, and Portfolio Persons (so-called "covered persons"), places further limitations on personal investments by Investment and Portfolio Persons, and requires transaction reporting by all employees.

       C. FEDERAL LAW REQUIRES THAT WE HAVE A CODE OF ETHICS

          The Investment Company Act of 1940 and the Investment Advisers Act of 1940 require that we have safeguards in place to prevent personal investment activities that might take inappropriate advantage of our fiduciary position. These safeguards are embodied in this Code of Ethics.(2)

III.   DOES THE CODE OF ETHICS APPLY TO YOU?

       Yes! All American Century employees and contract personnel must observe the principles contained in the Code of Ethics. However, there are different requirements for different categories of employees. The category in which you have been placed generally depends on your job function, although unique circumstances may prompt us to place you in a different category. The range of categories is as follows:

     ---------------------------------------------------------------------------
     Fewest Restrictions                                       Most Restrictions
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     NON-ACCESS PERSON    ACCESS PERSON    INVESTMENT PERSON    PORTFOLIO PERSON
     ---------------------------------------------------------------------------

       The standard profile for each of the categories is described below:

       A. PORTFOLIO PERSONS.

          Portfolio Persons include portfolio managers (equity or fixed income) and any other person with authority to enter purchase/sale orders on behalf of the funds on the firm's equity trade order management system.

       B. INVESTMENT PERSONS.

          Investment Persons are persons who make or participate in making recommendations regarding the purchase or sale of securities by the client portfolios. Such persons include investment analysts, equity traders, research and financial analyst personnel and certain client service personnel who work closely with the portfolios.

       C. ACCESS PERSONS.

          Access Persons are persons who, in connection with their regular function and duties, consistently obtain information regarding current recommendations with respect to the purchase or sale of securities or real-time trading information concerning client portfolios. Examples include:

          > Persons who are directly involved in the execution, clearance, and settlement of purchases and sales of securities (e.g. fund accountants);

          > Persons whose function requires them to evaluate trading activity on a real time basis (e.g. attorneys, accountants, portfolio compliance personnel);

          > Persons who assist in the design and implementation of investment management technology systems (e.g. certain I/T personnel);

          > Support staff and supervisors of the above if they are required to obtain such information as a part of their regular function and duties (e.g. investment manager's administrative assistants and their supervisors).

          In addition, you are an Access Person if you are any of the following:

          > An officer or "interested" director of our Fund Clients; OR

          > An officer or director of American Century Investment Management,
            Inc.

          Single, infrequent, or inadvertent instances of access to current recommendations or real-time trading information or the opportunity to obtain such information through casual observance or bundled data security access is not sufficient to qualify you as an Access Person.

       D. NON-ACCESS PERSONS.

          If you are an officer, director, employee or contractor of American Century AND you do not fit into any of the above categories, you are a Non-Access Person. While your trading is not subject to preclearance and other restrictions applicable to covered persons, you are still subject to the remaining provisions of the Code and are required to provide duplicate trade confirmations of your personal securities transactions to American Century.(3)

IV.    RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES.

       A. PRECLEARANCE OF PERSONAL SECURITIES TRANSACTIONS
          [ACCESS, INVESTMENT, AND PORTFOLIO PERSONS]

          Preclearance of personal securities transactions allows American Century to prevent certain trades that may conflict with client trading activities. The nature of securities markets makes it impossible for us to perfectly predict those conflicts. As a consequence, even trades that are precleared can result in potential conflicts between your trades and those effected for clients. You are responsible for avoiding such conflicts with any client portfolios for which you make investment recommendations. You have an obligation to American Century and its clients to avoid even a perception of a conflict of interest with respect to personal trading activities.

          All covered persons must comply with the following preclearance procedures prior to entering into

          - the purchase or sale of a SECURITY for your own account or

          - the purchase or sale of a SECURITY for an account for which you are a BENEFICIAL OWNER(4):

          1. IS THE SECURITY A "CODE-EXEMPT SECURITY"?

             Check Appendix 3 to see if the SECURITY is listed as a CODE-EXEMPT SECURITY. If it is, then you may execute the transaction. Otherwise, proceed to the next step.

          2. PRECLEAR THE TRANSACTION WITH THE LEGAL DEPARTMENT'S COMPLIANCE GROUP.(5)

             There are two ways to do this:

             a. Use the "PTRA" routine in the CICS system and enter your request at the Personal Trade System screen.

             b. If you do not have access to "PTRA," e-mail your request to

                "LG-PERSONAL SECURITY TRADES" (OR
                "LG-PERSONAL_SECURITY_TRADES@AMERICANCENTURY.COM," IF
                 sending from outside American Century's Lotus Notes system), and provide the following information:

                > Issuer name;

                > Ticker symbol or CUSIP number;

                > Type of security (stock, bond, note, etc.);

                > Number of shares;

                > Maximum expected dollar amount of proposed transaction; AND

                > Nature of transaction (purchase or sale).

          3. USE THE "PTRB" ROUTINE IN THE CICS SYSTEM TO VIEW THE STATUS OF YOUR TRADE REQUESTS.

          4. IF YOU RECEIVE PRECLEARANCE FOR THE TRANSACTION,(6) YOU HAVE FIVE
             (5) BUSINESS DAYS TO EXECUTE YOUR TRANSACTION. IF YOU DO NOT EXECUTE YOUR TRANSACTION WITHIN FIVE (5) BUSINESS DAYS, YOU MUST REPEAT THE PRECLEARANCE PROCEDURE PRIOR TO UNDERTAKING THE TRANSACTION.

          American Century reserves the right to restrict the purchase and sale by covered persons of any security at any time. Such restrictions are imposed through the use of a Restricted List that will cause the Code of Ethics system to deny the approval of preclearance to transact in the security. Securities may be restricted for a variety of reasons including, without limitation, the possession of material non-public information by American Century or its employees.

       B. ADDITIONAL TRADING RESTRICTIONS
          [INVESTMENT AND PORTFOLIO PERSONS]

          The following additional trading restrictions apply if you are an Investment or Portfolio Person:

          1. INITIAL PUBLIC OFFERINGS.

             You cannot acquire SECURITIES issued in an INITIAL PUBLIC OFFERING.

          2. PRIVATE PLACEMENTS.

             Before you acquire any SECURITIES in a PRIVATE PLACEMENT, you must obtain approval from ACIM's Chief Investment Officer(7) Request for preclearance can be submitted by entering your request in PTRA and accessing the Private Placement screen (PF9 after your initials are entered) or by sending your request to "LG-PERSONAL SECURITY TRADES". You may not participate in any consideration of an investment in securities of the private placement issuer for any client portfolios while your preclearance is pending or during any period that you own, or are a BENEFICIAL OWNER of, the privately-placed security.

          3. SHORT-TERM TRADING PROFITS.

             You cannot profit from any purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days.

       C. SEVEN-DAY BLACKOUT PERIOD
          [PORTFOLIO PERSONS]

          If you are a Portfolio Person, you may also not purchase or sell a SECURITY within seven (7) calendar days before and after it has been traded as a part of a client portfolio that you manage.

       D. TRADING ON INSIDE INFORMATION
          [ALL EMPLOYEES]

          As you are aware, federal law prohibits you from trading based on material nonpublic information received from any source. This includes any confidential information that may be obtained by American Century employees regarding the advisability of purchasing or selling specific SECURITIES on behalf of clients. You are expected to abide by the highest ethical and legal standards in conducting your personal SECURITIES transactions. For more information regarding what to do when you believe you are in possession of material non-public information, please consult American Century's Insider Trading Policy.

       E. TRADING IN AMERICAN CENTURY MUTUAL FUNDS
          [ALL EMPLOYEES]

          Excessive, short-term trading of American Century mutual funds and other abusive trading practices (such as time zone arbitrage) may disrupt portfolio management strategies and harm fund performance. These practices can cause funds to maintain higher-than-normal cash balances and incur increased trading costs. Short-term and other abusive trading strategies can also cause unjust dilution of shareholder value if such trading is based on information not accurately reflected in the price of the fund.

          You may not engage in short-term trading or other abusive trading strategies with respect to any American Century client portfolio. For purposes of this Code, American Century client portfolios include any mutual fund, variable annuity, institutional, or other account advised or subadvised by American Century.

          Five-Day Holding Period. You will be deemed to have engaged in short-term trading if you have purchased shares or otherwise invested in a variable-priced (i.e., non-money market) American Century client portfolio (whether directly or through a brokerage, retirement plan, or other intermediary) and redeem shares or otherwise withdraw assets from that portfolio within five (5) business days. In other words, if you make an investment in an American Century fund, you may not redeem shares from that fund for at least five (5) business days.

          Limited Trading Within 30 Days. We realize that abusive trading is not limited to a 5-day window. As a result, persons subject to this Code of Ethics are also limited to having not more than two (2) instances during any 12-month period of purchasing shares or otherwise investing in a variable-priced American Century client portfolio (whether directly or through a brokerage, retirement plan, or other intermediary) and redeeming shares or otherwise withdrawing assets from that portfolio within 30 calendar days. In other words, persons subject to this Code are limited during any 12-month period to not more than two round trips (i.e., a purchase and sale) in all American Century funds within 30 calendar days.

          One round trip within 30 calendar days will subject that trade to scrutiny to determine whether the trade was abusive. Two round trips will receive additional scrutiny. Three or more round trips will be considered a violation.

          Transactions Subject to Limitations. These trading restrictions are applicable to any account for which you have the authority to direct trades or of which you are a BENEFICIAL OWNER. Automatic investments such as AMIs, dividend reinvestments, employer plan contributions, and payroll deductions are not considered purchases for purposes of commencing the five (5) and 30 day holding requirements.

V.     REPORTING REQUIREMENTS.

       A. INITIAL HOLDINGS REPORT
          [ACCESS, INVESTMENT, AND PORTFOLIO PERSONS]

          Within ten (10) calendar days of becoming an Access, Investment, or Portfolio Person, you must submit an Initial Holdings Report which includes the following:

          1. A list of all SECURITIES, other than certain CODE-EXEMPT SECURITIES(8), that you own or in which you have a BENEFICIAL OWNERSHIP interest. This listing must include the name, number of shares, and principal amount of each covered security.

          2. Information regarding each SECURITIES brokerage account maintained by you or a person whose trades you must report because you are a BENEFICIAL OWNER ("reportable brokerage accounts"). This information should include the name of the account holder, the name of the broker, dealer or bank, the account number, and the date the account was established.

          3. Your certification that you have read, understand, and will comply with this Code of Ethics.

       B. QUARTERLY TRANSACTIONS REPORT
          [ACCESS, INVESTMENT, AND PORTFOLIO PERSONS]

          All covered persons must submit a Quarterly Transactions Report within ten (10) calendar days of the end of each calendar quarter. Covered persons will be reminded by electronic mail of the dates and requirements for filing the report. This reminder will contain a link to a database that will generate a report of the transactions for which we have received duplicate trade confirmations during the quarter. It is your responsibility to review the completeness and accuracy of this report, provide any necessary changes, and certify its contents when submitted.

          The Quarterly Transactions Report must contain the following information about each personal SECURITIES transaction undertaken during the quarter:

          > The date of the transaction, the description and number of shares, and the principal amount of each SECURITY involved;

          > The nature of the transaction, that is, purchase, sale, or any other type of acquisition or disposition;

          > The transaction price; AND

          > The name of the bank, broker, or dealer through whom the transaction was executed.

          In addition, information regarding your reportable brokerage accounts should be updated at this time.

       C. ANNUAL HOLDINGS REPORT
          [ACCESS, INVESTMENT, AND PORTFOLIO PERSONS]

          Each year all covered persons must submit an Annual Holdings Report and update their brokerage accounts. The Annual Holdings Report must be submitted within 30 calendar days after December 31st of each year and the information submitted must be current as of a date no more than 30 calendar days before the report is filed. Covered persons will be reminded by electronic mail of the dates and requirements for filing the report. The Annual Holdings Report must include the following:

          1. A list of all SECURITIES subject to this Code in which you have a direct or BENEFICIAL OWNERSHIP interest. This listing must include the name, number of shares, and principal amount of each covered security.

          2. Information regarding all reportable brokerage accounts.

          3. Your certification that you have read, understand, and have complied with this Code of Ethics.

       D. DUPLICATE CONFIRMATIONS
          [ALL EMPLOYEES]

          All American Century employees (including Non-Access Persons) must instruct their broker-dealer to send duplicate confirmations of all transactions in reportable brokerage accounts to:

                             American Century Investments
                             Attention: Compliance
                             P.O. Box 410141
                             Kansas City, MO 64141-0141

          Please note that "reportable brokerage accounts" includes both of the following:

          > A brokerage account maintained by you; AND

          > A brokerage account maintained by a person whose trades you must report because you are a BENEFICIAL OWNER.

VI.    CAN THERE BE ANY EXCEPTIONS TO THE RESTRICTIONS?

       Yes. The General Counsel or his or her designee may grant limited exemptions to specific provisions of the Code on a case-by-case basis.

       A. HOW TO REQUEST AN EXEMPTION

          E-mail a written request to "LG-PERSONAL SECURITY TRADES" (or "LG-Personal_Security_Trades@americancentury.com" if sending from outside American Century's Lotus Notes system) detailing your situation.

       B. FACTORS CONSIDERED

          In considering your request, the General Counsel or his or her designee will grant your exemption request if he or she is satisfied that:

          > Your request addresses an undue personal hardship imposed on you by the Code of Ethics;

          > Your situation is not contemplated by the Code of Ethics; and

          > Your exemption, if granted, would be consistent with the achievement of the objectives of the Code of Ethics.

       C. EXEMPTION REPORTING

          All exemptions must be reported to the Boards of Directors of our Fund Clients at the next regular meeting following the initial grant of the exemption. Subsequent grants of an exemption of a type previously reported to the Boards may be effected without reporting. The Boards of Directors may choose to delegate the task of receiving and reviewing reports to a committee comprised of Independent Directors.

       D. 30 DAY DENIAL EXEMPTION ON SALES

          An exemption may be requested when a request to sell a security has been denied once a week for a four (4) week timeframe. The covered person must be able to verify that they have entered a request to sell a security in PTRA at least once a week for four (4) weeks. A written request must be e-mailed to "LG-PERSONAL SECURITY TRADES" to request the exemption. The General Counsel or his or her designee will review the request and determine if the exemption is warranted. If approval is granted, compliance will designate a short trading window during which the sale can take place.

       E. NONVOLITIONAL TRANSACTION EXEMPTION

          Certain nonvolitonal purchase and sale transactions shall be exempt from the preclearance requirements of the Code. These transactions shall include stock splits, stock dividends, exchanges and conversions, mandatory tenders, pro rata distributions to all holders of a class of securities, gifts, inheritances, margin/maintenance calls (where the securities to be sold are not directed by the covered person), dividend reinvestment plans, and employer sponsored payroll deduction plans. These purchase and sale transactions, however, shall not be exempt from the Quarterly Transaction Report and Annual Holdings Report provisions of the Code.

       F. BLIND TRUST EXEMPTION

          An exemption from the preclearance and reporting requirements of the Code may be requested for SECURITIES that are held in a blind or quasi-blind trust arrangement. For the exemption to be available, you or a MEMBER OF YOUR IMMEDIATE FAMILY must not have authority to advise or direct SECURITIES transactions of the trust. The request will only be granted once the covered person and the trust's investment adviser certify that the covered person or MEMBERS OF THEIR IMMEDIATE FAMILY will not advise or direct transactions. American Century must receive statements at least quarterly for transactions within the trust.

VII.   CONFIDENTIAL INFORMATION.

       All information about Clients' SECURITIES transactions, actual or contemplated, is confidential. You must not disclose, except as required by the duties of your employment, SECURITIES transactions of Clients, actual or contemplated, or the contents of any written or oral communication, study, report or opinion concerning any SECURITY. This does not apply to information which has already been publicly disclosed.

VIII.  CONFLICTS OF INTEREST.

       You must receive prior written approval from the General Counsel or his or her designee, as appropriate, to do any of the following:

          > Negotiate or enter into any agreement on a Client's behalf with any business concern doing or seeking to do business with the Client if you, or a person related to you, has a substantial interest in the business concern;

          > Enterinto an agreement, negotiate or otherwise do business on the Client's behalf with a personal friend or a person related to you; OR

          > Serve on the board of directors of, or act as consultant to, any publicly traded corporation.

IX.    WHAT HAPPENS IF YOU VIOLATE THE RULES IN THE CODE OF ETHICS?

       If you violate the rules of the Code of Ethics, you may be subject to serious penalties. Violations of the Code and proposed sanctions are documented by the Code of Ethics Manager and submitted to the Code of Ethics Review Committee for review. The Committee consists of representatives of the Investment, Trading, Compliance, and Legal Departments of American Century. It is responsible for determining the materiality of a violation of the Code and appropriate sanctions.

       A. MATERIALITY OF VIOLATION

          In determining the materiality of a violation, the Committee considers:

          > Evidence of violation of law;

          > Indicia of fraud, neglect, or indifference to Code provisions;

          > Frequency of repeat violations;

          > Monetary value of the violation in question; and

          > Level of influence of the violator.

B.       PENALTY FACTORS

          In assessing the appropriate penalties, the Committee will consider the foregoing in addition to any other factors they deem applicable, such as:

          > Extent of harm to client interests;

          > Extent of unjust enrichment;

          > Tenure and prior record of the violator;

          > The degree to which there is a personal benefit from unique knowledge obtained through employment with American Century;

          > The level of accurate, honest and timely cooperation from the covered person; and

          > Any mitigating circumstances that may exist.

C.       THE PENALTIES WHICH MAY BE IMPOSED INCLUDE:

          > First non-material violation

            > Warning (notice sent to manager); and

            > Attendance at Code of Ethics training session.

          > Second non-material violation within 12 months

            > Notice sent to manager; and

            > Suspension of trading privileges for up to 90 days.

          > Penalties for material or more frequent non-material violations will be determined based on the circumstances. These penalties could include, but are not limited to

            > Suspension of trading privileges;

            > Fine; and/or

            > Suspension or termination of employment.

          In addition, you may be required to surrender to American Century any profit realized from any transaction(s) in violation of this Code of Ethics.

X.     AMERICAN CENTURY'S QUARTERLY REPORT TO FUND DIRECTORS.

       American Century will prepare a quarterly report to the Board of Directors of each Fund Client of any material violation of this Code of Ethics.

----------
(1) See Schedule A for a listing of all of our Fund Clients.
(2) Rule 17j-1 under the Investment Company Act of 1940 and Rule 204-2 under the Investment Advisers Act of 1940 serve as a basis for much of what is contained in American Century's Code of Ethics.
(3) See Reporting Requirements - Duplicate Confirmations for details on duplicate trade confirmation reporting.
(4) See Appendix 2 for an explanation of beneficial ownership.
(5) If you are ACIM's Chief Investment Officer, you must receive your preclearance from the General Counsel or his or her designee.
(6) See Appendix 4 for a description of the preclearance process. If you are
(7) ACIM's Chief Investment Officer, you must receive your approval from the General Counsel or his or her designee..7
(8) See Appendix 3 for a listing of code-exempt securities that must be reported.

APPENDIX 1: DEFINITIONS

1.  "BENEFICIAL OWNERSHIP"

    See "Appendix 2: What is Beneficial Ownership?".

2.  "CODE-EXEMPT SECURITY"

    A "code-exempt security" is a security in which you may invest without preclearing such transactions with American Century. The list of code-exempt securities appears in Appendix 3.

3.  "INITIAL PUBLIC OFFERING"

    "Initial public offering" means an offering of securities for which a registration statement has not previously been filed with the SEC and for which there is no active public market in the shares.

4.  "MEMBER OF YOUR IMMEDIATE FAMILY"

    A "member of your immediate family" means any of the following

    > Your spouse or domestic partner;

    > Your minor children; OR

    > A relative who shares your home

    For the purpose of determining whether any of the foregoing relationships exist, a legally adopted child of a person is considered a child of such person.

5.  "PRIVATE PLACEMENT"

    "Private placement" means an offering of securities in which the issuer relies on an exemption from the registration provisions of the federal securities laws, and usually involves a limited number of sophisticated investors and a restriction on resale of the securities.

6.  "SECURITY"

    A "security" includes a great number of different investment vehicles. However, for purposes of this Code of Ethics, "security" includes any of the following:

    > Note,

    > Stock,

    > Treasury stock,

    > Bond,

    > Debenture,

    > Exchange traded funds or similar securities (ETFs),

    > Evidence of indebtedness,

    > Certificate of interest or participation in any profit-sharing agreement,

    > Collateral-trust certificate,

    > Preorganization certificate or subscription,

    > Transferable share,

    > Investment contract,

    > Voting-trust certificate,

    > Certificate of deposit for a security,

    > Fractional undivided interest in oil, gas or other mineral rights,

    > Any put, call, straddle, option, future, or privilege on any security or other financial instrument (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof),

    > Any put, call, straddle, option, future, or privilege entered into on a national securities exchange relating to foreign currency,

    > In general, any interest or instrument commonly known as a "security," or

    > Any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, future on or warrant or right to subscribe to or purchase, any of the foregoing.

APPENDIX 2:  WHAT IS "BENEFICIAL OWNERSHIP"?

A "beneficial owner" of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares in the opportunity, directly or indirectly, to profit or share in any profit derived from a purchase or sale of the security.

1. ARE SECURITIES HELD BY FAMILY MEMBERS OR DOMESTIC PARTNERS "BENEFICIALLY OWNED" BY ME?

    Probably. As a general rule, you are regarded as the beneficial owner of SECURITIES held in the name of

    > A MEMBER OF YOUR IMMEDIATE FAMILY OR

    > Any other person IF:

      > You obtain from such SECURITIES benefits substantially similar to those of ownership. For example, if you receive or benefit from some of the income from the SECURITIES held by your spouse, you are the beneficial owner; OR

      > You can obtain title to the SECURITIES now or in the future.

2. ARE SECURITIES HELD BY A COMPANY I OWN AN INTEREST IN ALSO "BENEFICIALLY OWNED" BY ME?

       Probably not. Owning the SECURITIES of a company does not mean you "beneficially own" the SECURITIES that the company itself owns. However, you will be deemed to "beneficially own" the SECURITIES owned by the company if:

    > You directly or beneficially own a controlling interest in or otherwise control the company; OR

    > The company is merely a medium through which you, MEMBERS OF YOUR
      IMMEDIATE FAMILY, or others in a small group invest or trade in SECURITIES and the company has no other substantial business.

3.  ARE SECURITIES HELD IN TRUST "BENEFICIALLY OWNED" BY ME?

    Maybe. You are deemed to "beneficially own" SECURITIES held in trust if any of the following is true:

    > You or a MEMBER OF YOUR IMMEDIATE FAMILY are a trustee or have a vested interest in the income or corpus of the trust OR

    > You or a MEMBER OF YOUR IMMEDIATE FAMILY are a settlor or grantor of the trust and have the power to revoke the trust without obtaining the consent of all the beneficiaries.

    A blind trust exemption from the preclearance and reporting requirements of the Code may be requested if you or MEMBERS OR YOUR IMMEDIATE FAMILY do not have authority to advise or direct SECURITIES transactions of the trust.

4.  ARE SECURITIES IN PENSION OR RETIREMENT PLANS "BENEFICIALLY OWNED" BY ME?

    Maybe. Beneficial ownership does not include indirect interest by any person in portfolio SECURITIES held by a pension or retirement plan holding SECURITIES of an issuer whose employees generally are the beneficiaries of the plan.

    However, your participation in a pension or retirement plan is considered beneficial ownership of the portfolio SECURITIES if you can withdraw and trade the SECURITIES without withdrawing from the plan or you can direct the trading of the SECURITIES within the plan (IRAs, 401ks, etc.).

5.  EXAMPLES OF BENEFICIAL OWNERSHIP

    SECURITIES HELD BY FAMILY MEMBERS OR DOMESTIC PARTNERS

    Example 1: Tom and Mary are married. Although Mary has an independent source of income from a family inheritance and segregates her funds from those of her husband, Mary contributes to the maintenance of the family home. Tom and Mary have engaged in joint estate planning and have the same financial adviser. Since Tom and Mary's resources are clearly significantly directed towards their common property, they shall be deemed to be the beneficial owners of each other's SECURITIES.

    Example 2: Mike's adult son David lives in Mike's home. David is self-supporting and contributes to household expenses. Mike is a beneficial owner of David's SECURITIES.

    Example 3: Joe's mother Margaret lives alone and is financially independent. Joe has power of attorney over his mother's estate, pays all her bills and manages her investment affairs. Joe borrows freely from Margaret without being required to pay back funds with interest, if at all. Joe takes out personal loans from Margaret's bank in Margaret's name, the interest from such loans being paid from Margaret's account. Joe is a significant heir of Margaret's estate. Joe is a beneficial owner of Margaret's estate.

    Example 4: Bob and Nancy are engaged. The house they share is still in Nancy's name only. They have separate checking accounts with an informal understanding that both individuals contribute to the mortgage payments and other common expenses. Nancy is the beneficial owner of Bob's SECURITIES.

    SECURITIES HELD BY A COMPANY

    Example 5: ABC Company is a holding company with five shareholders owning equal shares in the company. Although ABC Company has no business of its own, it has several wholly-owned subsidiaries that invest in SECURITIES. Stan is a shareholder of ABC Company. Stan has a beneficial interest in the SECURITIES owned by ABC Company's subsidiaries.

    Example 6: XYZ Company is a large manufacturing company with many shareholders. Stan is a shareholder of XYZ Company. As a part of its cash management function, XYZ Company invests in SECURITIES. Neither Stan nor any MEMBERS OF HIS IMMEDIATE FAMILY are employed by XYZ Company. Stan does not beneficially own the SECURITIES held by XYZ Company.

    SECURITIES HELD IN TRUST

    Example 7: John is trustee of a trust created for his two minor children. When both of John's children reach 21, each shall receive an equal share of the corpus of the trust. John is a beneficial owner of any SECURITIES owned by the trust.

    Example 8: Jane placed SECURITIES held by her in a trust for the benefit of her church. Jane can revoke the trust during her lifetime. Jane is a beneficial owner of any SECURITIES owned by the trust.

    Example 9: Jim is trustee of an irrevocable trust for his 21 year-old daughter (who does not share his home). The daughter is entitled to the income of the trust until she is 25 years old, and is then entitled to the corpus. If the daughter dies before reaching 25, Jim is entitled to the corpus. Jim is a beneficial owner of any SECURITIES owned by the trust.

    Example 10: Joan's father (who does not share her home) placed SECURITIES in an irrevocable trust for Joan's minor children. Neither Joan nor any MEMBER OF HER IMMEDIATE FAMILY is the trustee of the trust. Joan is a beneficial owner of the SECURITIES owned by the trust. She may, however, be eligible for the blind trust exemption to the preclearance and reporting of the trust SECURITIES.

APPENDIX 3:  CODE-EXEMPT SECURITIES

Because they do not pose a likelihood for abuse, some securities, defined as code-exempt securities, are exempt from the Code's preclearance and quarterly reporting requirements. However, confirmations from your service providers are required in all cases (except mutual funds) and some code-exempt securities must be disclosed on your Initial and Annual Holdings Reports.

1. CODE-EXEMPT SECURITIES NOT SUBJECT TO DISCLOSURE ON YOUR INITIAL AND ANNUAL HOLDINGS REPORTS:

    > Mutual funds (open-end funds)

    > Closed-end funds

    > Variable insurance and annuity products

    > Bank Certificates of Deposit

    > U.S. government securities (Treasury notes, etc.)

    > Commercial paper

    > Bankers acceptances

    > High quality short-term debt instruments, including repurchase agreements.
      A "high quality short-term debt instrument" means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized rating organization.

2. CODE-EXEMPT SECURITIES SUBJECT TO DISCLOSURE ON YOUR INITIAL AND ANNUAL HOLDINGS REPORTS:

    > Securities which are acquired through an employer-sponsored automatic payroll deduction plan (only the acquisition of the security is exempt, NOT the sale)

    > Securities purchased through dividend reinvestment programs (only the acquisition of the security is exempt, NOT the sale)

    > Commodity futures contracts for tangible goods (corn, soybeans, wheat, etc.) Futures contracts for financial instruments are NOT Code-exempt.

    > Futures contracts on the following:

      > Standard & Poor's 500 Index; or

      > Standard & Poor's 100 Index.

We may modify this list of securities at any time, please send an e-mail to "LG-PERSONAL SECURITY TRADES" to request the most current list.

APPENDIX 4: HOW THE PRECLEARANCE PROCESS WORKS

                                                         --------------------
                                                           Employee enters
                                                         preclearance request
                                                         --------------------
                                                                   |
                                                                   |
                                                                   |
                                                ---------------------------------------
O Denied ---------------- yes ----------------  Is the security on the Restricted List?
                                                ---------------------------------------
                                                                   |
                                                                   |No
                                                                   |
                                                ---------------------------------------
                                                  What is the employee's COE category?
                                                ---------------------------------------
                                                                   |
                                                                   |
                                                                   |
                                           -----------------------         ----------------------------
                                           |                                           |
                                           |                                           |
                           --------------------------------                ----------------------------
                           Investment and Portfolio Persons                      Access Persons
                           Short-Term Trading Profits test:                 De minimis test:
                           --------------------------------                ----------------------------
                           Is the buy (sell) within 60 days  ---           a. issuer market cap greater -- Yes -- [X] Approved
                           of sell (buy) of the same           |              than $1 billion
                           security?                           |           b. trade < $10,000?
                           --------------------------------    |                    and
                                         |                     |           c. security traded on a
                                         |                     |              national exchange?
                                         |                     |           -----------------------------
                                        Yes                   No                               |
                                         |                     |                               |
                                         |                     |                               |
                           -------------------------------     |                               |
O Denied ------ Yes ------   Are the trades profitable?        |                               |
                           -------------------------------     |                               |
                                         |                     |                               |
                                         |                     |                               |
                                         |----------No---------|                              No
                                                               |                               |
                                                               |                               |
                                                ---------------------------------------     |
O Denied ---------------- Yes ----------------      Is the security on the Open Order       |
                                                                  List?                  ----
                                                ---------------------------------------
                                                               |
                                                               |
                                                              No
                                                               |
                                                    ----------------------------
                                                      Is the secuirty:
                                          Yes -----   a. owned by a fund?
                                           |                  or
                                           |          b. on the Follow List?
                                           |        ----------------------------
                                           |                   |
                           -------------------------------     |
                               Do the portfolio managers       |
O Denied ------Yes-------- indicate an intention to trade     No
                             the security within 5 days?       |
                           -------------------------------     |
                                           |                   |
                                           |---------No--------|
                                                               |
                                                               |                                         -----------------------
                                                  -------------------------------------                  Trade is approved X or
                                                       Is the employee the CIO?        -------Yes------- denied O by the General
                                                  -------------------------------------                          Counsel.
                                                               |                                         -----------------------
                                                               |
                                                              No
                                                               |
                                                               |
                                                   ---------------------------------------
                                                      Is the Employee a Portfolio Person? --------No-------- [X] Approved
                                                   ---------------------------------------
                                                               |
                                                               |
                                                              Yes
                                                               |
                                                               |
                                                   ---------------------------------------
                                                   Is the trade within the 7 day black-out
O Denied -----------------Yes----------------------period of a trade by a fund managed by --------No-------- [X] Approved the employee?
                                                   ---------------------------------------

After your request is entered into our mainframe system, it is then subjected to the following tests.

STEP 1:  RESTRICTED SECURITY LIST

         Is the security on the Restricted Security list?

If "YES", the system will send a message to you to DENY the personal trade request.

If "NO", then your request is subject to Step 2.

STEP 2: DE MINIMIS TRANSACTION TEST (THIS TEST DOES NOT APPLY TO THE TRADE REQUESTS OF PORTFOLIO AND INVESTMENT PERSONS.)

> Is the security issuer's market capitalization greater than $1 billion?

> Will your proposed transaction, together with your other transactions in the security for the current calendar quarter, be less than $10,000?

> Does the security trade on a national securities exchange or market, such as the New York Stock Exchange (NYSE) or National Association of Securities Dealers Automated Quotation System (NASDAQ)?

If the answer to ALL of these questions is "YES", the system will generate a message and send it to you approving your proposed transaction.

If the answer to ANY of these questions is "NO", then your request is subject to Step 3.

STEP 3:  OPEN ORDER TEST

> Is there an open order for that security for any Client?

If "YES", the system will send a message to you to DENY the personal trade request.

If "NO", then your request is subject to Step 4.

STEP 4:  FOLLOW LIST TEST

> Does any account or Fund own the security?

> Does the security appear on the computerized list of stocks American Century is considering to purchase for a Client?

If the answer to BOTH of these questions is "NO", the system will send a message to you to APPROVE your proposed transaction.

If the answer to EITHER of these questions is "YES", then your request is subject to Step 5.

STEP 5:  PRESENT INTENTIONS TEST

The system sends a message to our equity trading desk in Kansas City which identifies the security described in your preclearance request. A trading desk representative then contacts a representative from each of the portfolio management teams and asks if any portfolio team is considering buying or selling the security within the next five (5) business days.

If ALL of the portfolio management teams respond "NO", your request will be APPROVED.

If ANY of the portfolio management teams respond "YES", your request will be DENIED.

STEP 6:  CHIEF INVESTMENT OFFICER REQUESTS

The General Counsel or his/her designee must approve any preclearance request by ACIM's Chief Investment Officer before an APPROVAL message is generated.

THE PRECLEARANCE PROCESS CAN BE CHANGED AT ANY TIME TO ENSURE THAT THE GOALS OF AMERICAN CENTURY'S CODE OF ETHICS ARE ADVANCED.

                                   SCHEDULE A

The Code of Ethics to which this Schedule is attached was most recently approved by the Board of Directors/Trustees of the following Companies as of the dates indicated:

-------------------------------------------------------------------------------
  Investment Advisor                                 Most Recent Approval Date
-------------------------------------------------------------------------------
  American Century Investment
  Management, Inc.                                        March 11, 2004
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  Principal Underwriter                               Most Recent Approval Date
-------------------------------------------------------------------------------
  American Century Investment Services, Inc.                  March 11, 2004
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  Fund Clients                                        Most Recent Approval Date
-------------------------------------------------------------------------------
  American Century California Tax-Free and
    Municipal Funds                                        March 11, 2004
  American Century Capital Portfolios, Inc.               November 14, 2003
  American Century Government Income Trust                 March 11, 2004
  American Century International Bond Funds                March 11, 2004
  American Century Investment Trust                        March 11, 2004
  American Century Municipal Trust                         March 11, 2004
  American Century Mutual Funds, Inc.                     November 14, 2003
  American Century Quantitative Equity Funds               March 11, 2004
  American Century Strategic Asset
    Allocations, Inc.                                     November 14, 2003
  American Century Target Maturities Trust                 March 11, 2004
  American Century Variable Portfolios, Inc.              November 14, 2003
  American Century Variable Portfolios II, Inc.            March 11, 2004
  American Century World Mutual Funds, Inc.               November 14, 2003
-------------------------------------------------------------------------------